UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2016
Date of Report (Date of Earliest Event Reported)
ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On September 1, 2016, Itron, Inc. (the “Company”) issued a press release announcing its financial results for the three and six months ended June 30, 2016. A copy of this press release and accompanying financial statements are attached as Exhibit 99.1.

The information in Item 2.02 of this Report and the attached exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 30, 2016, the Board of Directors of the Company approved projects (the “2016 Projects”) to restructure various company activities in order to improve operational efficiencies, reduce expenses and improve competiveness. The Company expects to close or consolidate several facilities and reduce its global workforce as a result of the restructuring.

The 2016 Projects will begin immediately, and the Company expects to substantially complete the 2016 Projects by the end of 2018. Many of the Company’s employees are represented by unions or works councils, which requires consultation, and potential restructuring projects may be subject to regulatory approval, both of which could impact the timing of charges and planned savings in certain jurisdictions.

The Company estimates pre-tax restructuring charges of $55 million to $65 million, with approximately $16 million to $19 million related to closing or consolidating facilities and operations and approximately $39 million to $46 million associated with severance and other one-time termination benefits. Of the total estimated charge, more than 90% is expected to result in cash expenditures. We are currently evaluating the effect the charges will have on the effective tax rate as certain international jurisdictions will be subject to restructuring charges where a tax benefit may not be able to be realized.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 1, 2016.*

*This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act.

Forward Looking Statements

The information presented in this Current Report on Form 8-K contains forward-looking statements within in the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to our expectations about revenues, operations, financial performance, earnings, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives.  Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plan, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks and other factors that are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2015 and other reports on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRON, INC.

Dated:	September 1, 2016	By:	/s/ W. Mark Schmitz
W. Mark Schmitz
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated September 1, 2016. *

*This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act.